UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2025

Warby Parker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40825	80-0423634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Spring Street, 6th Floor East New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(646) 847-7215

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WRBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the partnership described in Item 8.01, on May 19, 2025, Warby Parker Inc. (the “Company”) entered into an agreement with Google LLC (“Google”) pursuant to which the Company may, at its option, issue and sell up to $75,000,000 of its (i) Class A common stock, par value $0.0001 and/or (ii) Class C common stock, par value $0.0001, to Google subject to the achievement of certain commercial milestones. Any shares issued to Google will be sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Item 8.01	Other Events.

On May 20, 2025, the Company issued a press release announcing a partnership with Google to develop AI-powered glasses intended for all-day use. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Warby Parker Inc. Press Release dated May 20, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2025

WARBY PARKER INC.

By:	/s/ Steve Miller
	Name:	Steve Miller
	Title:	Chief Financial Officer